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                                                                    EXHIBIT 21.1


REGISTRANT'S SUBSIDIARIES -- ALL 100% OWNED


ATLANTIS PLASTIC FILMS, INC., a Delaware corporation

ATLANTIS MOLDED PLASTICS, INC., a Florida corporation

ATLANTIS PLASTICS INJECTION MOLDING, INC., a Kentucky corporation

PIERCE PLASTICS, INC., a Delaware corporation

PLASTIC CONTAINERS, INC., an Alabama corporation

RIGAL PLASTICS, INC., a Florida corporation

WP ACQUISITION CORP., a California corporation

ATLANTIS PLASTICS FOREIGN SALES INC., a Barbados corporation